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                                                                   Exhibit 10.28


                                  May 24, 2002


Alfred I. DuPont Testamentary Trust
4600 Touchton Road, E.
Building 200, Suite 500
Jacksonville, Florida  32246

Ladies and Gentlemen:

         This letter sets forth the agreement between The St. Joe Company, a Florida corporation (the "Company") and the Alfred I. DuPont Testamentary Trust (the "Trust") with respect to the Company's purchase of certain shares of the Company's Common Stock, no par value (the "Common Stock") owned by the Trust.

         The Company agrees to buy, and the Trust agrees to sell to the Company, the number of shares of the Common Stock equal to (i) $75 million divided by
(ii) the per share price to the public of the Common Stock to be sold in the secondary offering contemplated by the Company's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the "Registration Statement"). The purchase price per share shall equal the price per share to the public in the offering contemplated by the Registration Statement and shall be paid in immediately available funds to an account designated by the Trust. The closing of the sale contemplated by this letter shall occur on the same day as, and is subject to and conditioned upon, the closing of the offering contemplated by the Registration Statement.

         Please indicate your agreement to the foregoing by executing and returning the enclosed copy of this letter.

                                              THE ST. JOE COMPANY

                                              /s/ Robert M. Rhodes

                                              By:       Robert M. Rhodes
                                              Title:    Executive Vice President
                                                        General Counsel



Agreed to:

ALFRED I. DUPONT TESTAMENTARY TRUST


By:        /s/ W. L. Thornton
           _______________________________

Title:     Trustee
           _______________________________